Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer, and Treasurer

(407) 904-3324

mpartridge@ctoreit.com

FOR IMMEDIATE RELEASE	CTO Realty Growth Reports Second Quarter 2023 Operating Results

WINTER PARK, FL – July 27, 2023 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended June 30, 2023.

Select Highlights

◾Reported Net Income per diluted share attributable to common stockholders of $0.03 for the quarter ended June 30, 2023.
◾Reported Core FFO per diluted share attributable to common stockholders of $0.43 for the quarter ended June 30, 2023.
◾Reported AFFO per diluted share attributable to common stockholders of $0.48 for the quarter ended June 30, 2023.
◾Invested $72.5 million into three multi-tenant retail property acquisitions totaling 464,600 square feet at a weighted average going-in cash cap rate of 8.0%.
◾Sold one property for $2.1 million at a weighted average exit cap rate of 4.8%, generating a gain of $0.8 million.
◾Reported a decrease in Same-Property NOI of (2.5%) as compared to the comparable prior year period.
◾Signed 17 leases totaling 60,528 comparable square feet at an average cash rent of $32.10 per square foot, representing 8.6% comparable growth.
◾Repurchased 3,931 shares of common stock at an average price of $15.73 per share.
◾Paid a common stock cash dividend of $0.38 per share, representing a 1.8% increase over the second quarter 2022 quarterly common stock cash dividend.

CEO Comments

“Building on our momentum from the first quarter, the quality of our properties, progress of our repositioning programs, and strength of our Sunbelt-focused markets continued to drive strong leasing activity during the second quarter,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “As we look towards the back half of the year and into 2024, we believe that our growing signed but not open pipeline, which now represents more than 3% of current in-place cash base rents, has us well-positioned to drive outsized growth for the benefit of our very attractive 8.5% common dividend.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company’s operating results for the three months ended June 30, 2023:

(in thousands, except per share data)	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	Variance to Comparable Period in the Prior Year
Net Income Attributable to the Company	$1,800	$1,218	$582	47.8%
Net Income Attributable to Common Stockholders	$605	$22	$583	2,650.0%
Net Income per Diluted Share Attributable to Common Stockholders (1)	$0.03	$0.00	$0.03	100.0%

Core FFO Attributable to Common Stockholders (2)	$9,608	$8,485	$1,123	13.2%
Core FFO per Common Share – Diluted (2)	$0.43	$0.47	$(0.04)	(8.5%)

AFFO Attributable to Common Stockholders (2)	$10,781	$8,890	$1,891	21.3%
AFFO per Common Share – Diluted (2)	$0.48	$0.49	$(0.01)	(2.0%)

Dividends Declared and Paid, per Preferred Share	$0.40	$0.40	$0.00	0.00%
Dividends Declared and Paid, per Common Share	$0.38	$0.37	$0.01	1.8%
(1)

The denominator for this measure excludes the impact of 3.3 million and 3.1 million shares for the three months ended June 30, 2023 and 2022, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

Year-to-Date Financial Results Highlights

The tables below provide a summary of the Company’s operating results for the six months ended June 30, 2023:

(in thousands, except per share data)	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022	Variance to Comparable Period in the Prior Year
Net Income (Loss) Attributable to the Company	$(4,193)	$1,420	$(5,613)	(395.3%)
Net Loss Attributable to Common Stockholders	$(6,583)	$(971)	$(5,612)	(578.0%)
Net Loss per Diluted Share Attributable to Common Stockholders (1)	$(0.29)	$(0.05)	$(0.24)	(480.0%)

Core FFO Attributable to Common Stockholders (2)	$18,475	$16,712	$1,763	10.5%
Core FFO per Common Share – Diluted (2)	$0.82	$0.94	$(0.12)	(12.8%)

AFFO Attributable to Common Stockholders (2)	$20,644	$17,607	$3,037	17.2%
AFFO per Common Share – Diluted (2)	$0.91	$0.99	$(0.08)	(8.1%)

Dividends Declared and Paid, per Preferred Share	$0.80	$0.80	$0.00	0.0%
Dividends Declared and Paid, per Common Share	$0.76	$0.73	$0.03	3.6%
(1)

The denominator for this measure excludes the impact of 3.3 million and 3.0 million shares for the six months ended June 30, 2023 and 2022, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

Investments

During the three months ended June 30, 2023, the Company invested $72.5 million into three multi-tenant retail property acquisitions totaling 464,600 square feet at a weighted average going-in cash cap rate of 8.0%.  The Company’s second quarter 2023 investments included the following:

◾	Purchased Plaza at Rockwall, a 446,500 square foot multi-tenant retail power center in the Rockwall submarket of Dallas, Texas for a purchase price of $61.2 million. The property is situated on 42 acres along I-30 just over 20 miles northeast of downtown Dallas, Texas and is anchored by Best Buy, Ulta Beauty, Dick’s Sporting Goods, JCPenney, Belk, Five Below, and HomeGoods.

◾	Acquired three buildings in the 28,100 square foot retail portion of Phase II of The Exchange at Gwinnett in Buford, Georgia for a purchase price of $11.3 million. The Company is under contract to acquire the final remaining property that makes up the retail portion of Phase II of The Exchange at Gwinnett for a purchase price of $2.3 million. The Company previously purchased the Sprouts-anchored Phase I portion of The Exchange at Gwinnett in December 2021 and currently holds the development loan for the unfinished retail portion of Phase II of The Exchange at Gwinnett.

During the six months ended June 30, 2023, the Company invested $75.8 million into four retail property acquisitions totaling 470,600 square feet and originated one structured investment to provide a $15.0 million first mortgage. These investments represent a blended weighted average going-in cash yield of 8.1%.

Dispositions

During the three and six months ended June 30, 2023, the Company sold one retail property for $2.1 million at a weighted average exit cap rate of 4.8%, generating a gain of $0.8 million.

Portfolio Summary

The Company’s income property portfolio consisted of the following as of June 30, 2023:

Asset Type	# of Properties	Square Feet	Weighted Average Remaining Lease Term
Single Tenant	8	436	5.6 years
Multi-Tenant	16	3,749	4.4 years
Total / Weighted Average Lease Term	24	4,185	5.3 years

Square feet in thousands.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	16	2,434	54.6%
Office	3	395	9.3%
Mixed-Use	5	1,356	36.1%
Total / Weighted Average Lease Term	24	4,185	100%

Square feet in thousands.

Leased Occupancy	93.4%
Occupancy	91.4%

Same Property Net Operating Income

During the second quarter of 2023, the Company’s Same-Property NOI totaled $10.9 million, a decrease of 2.5% over the comparable prior year period, as presented in the following table.

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	Variance to Comparable Period in the Prior Year
Single Tenant	$2,147	$2,036	$111	5.5%
Multi-Tenant	8,703	9,097	(394)	(4.3%)
Total	$10,850	$11,133	$(283)	(2.5%)

$ in thousands.

Year-to-date, the Company’s Same-Property NOI totaled $20.2 million, a decrease of 2.4% over the comparable prior year period, as presented in the following table.

	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022	Variance to Comparable Period in the Prior Year
Single Tenant	$4,048	$3,892	$156	4.0%
Multi-Tenant	16,182	16,835	(653)	(3.9%)
Total	$20,230	$20,727	$(497)	(2.4%)

$ in thousands.

Leasing Activity

During the quarter ended June 30, 2023, the Company signed 24 leases totaling 106,938 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 17 leases totaling 60,528 square feet at an average cash base rent of $32.10 per square foot compared to a previous average cash base rent of $29.57 per square foot, representing 8.6% comparable growth.

A summary of the Company’s overall leasing activity for the quarter ended June 30, 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	59	9.4 years	$22.68	$734	$676
Renewals & Extensions	48	3.9 years	$31.37	13	6
Total / Weighted Average	107	6.5 years	$26.58	$747	$682

In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Year-to-date, the Company signed 49 leases totaling 267,362 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 31 leases totaling 161,111 square feet at an average cash base rent of $26.38 per square foot compared to a previous average cash base rent of $24.42 per square foot, representing 8.0% comparable growth.

A summary of the Company’s overall leasing activity for year-to-date 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	125	9.3 years	$22.24	$2,930	$1,307
Renewals & Extensions	142	4.3 years	$25.62	53	73
Total / Weighted Average	267	6.4 years	$24.05	$2,983	$1,380

In thousands, except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Subsurface Interests and Mitigation Credits

During the three months ended June 30, 2023, the Company sold approximately 604 acres of subsurface oil, gas, and mineral rights for $0.1 million, resulting in a gain of $0.1 million.

During the six months ended June 30, 2023, the Company sold approximately 3,016 acres of subsurface oil, gas, and mineral rights for $0.4 million, resulting in a gain of $0.4 million.

During the three months ended June 30, 2023, the Company sold approximately 7.7 mitigation credits for $0.9 million, resulting in a gain of $0.3 million.

During the six months ended June 30, 2023, the Company sold approximately 8.4 mitigation credits for $1.0 million, resulting in a gain of $0.3 million.

Capital Markets and Balance Sheet

During the quarter ended June 30, 2023, the Company completed the following capital markets activities:

◾	Repurchased 3,931 shares of common stock at an average price of $15.73 per share.
◾	Repurchased 746 shares of Series A Preferred stock at an average price of $18.82 per share.

The following table provides a summary of the Company’s long-term debt, at face value, as of June 30, 2023:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2025 Convertible Senior Notes	$51.0 million	3.875%	April 2025
2026 Term Loan (1)	65.0 million	SOFR + 10 bps + [1.25% – 2.20%]	March 2026
Mortgage Note (2)	17.8 million	4.06%	August 2026
Revolving Credit Facility (3)	209.7 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2027 Term Loan (4)	100.0 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2028 Term Loan (5)	100.0 million	SOFR + 10 bps + [1.20% – 2.15%]	January 2028
Total Debt / Weighted Average Interest Rate	$543.5 million	4.35%
(1)

The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 0.26% plus the 10 bps SOFR adjustment plus the applicable spread.

(2)	Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.
(3)

The Company utilized interest rate swaps on $100.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread.

(4)	The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 0.64% plus the 10 bps SOFR adjustment plus the applicable spread.
(5)

The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

As of June 30, 2023, the Company’s net debt to Pro Forma EBITDA was 7.9 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.8 times. As of June 30, 2023, the Company’s net debt to total enterprise value was 53.5%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

Dividends

On May 22, 2023, the Company announced cash dividends on its common stock and Series A Preferred stock for the second quarter of 2023 of $0.38 per share and $0.40 per share, respectively, payable on June 30, 2023 to stockholders of record as of the close of business on June 8, 2023. The second quarter 2023 common stock cash dividend represents a 1.8% increase over the comparable prior year period quarterly dividend and a payout ratio of 88.4% and 79.2% of the Company’s second quarter 2023 Core FFO per diluted share and AFFO per diluted share, respectively.

2023 Outlook

The Company has maintained its Core FFO and AFFO outlook for 2023 and has revised certain assumptions to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s operational and investment activities and forecasted capital markets transactions. The Company’s outlook for 2023 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions.

The Company’s maintained outlook for 2023 is as follows:

	2023 Guidance Range
	Low		High
Core FFO Per Diluted Share	$1.50	to	$1.55
AFFO Per Diluted Share	$1.64	to	$1.69

The Company’s 2023 guidance includes, but is not limited to the following assumptions:

◾	Same-Property NOI growth of 1% to 4%, including the impact of elevated bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults
◾	General and administrative expense within a range of $14 million to $15 million
◾	Weighted average diluted shares outstanding of approximately 22.5 million shares
◾	Year-end 2023 leased occupancy projected to be within a range of 94% to 95% before any adjustments related to 2023 income property acquisitions and dispositions
◾	Investment in income producing assets, including structured investments, between $95 million and $150 million at a weighted average initial cash yield between 8.00% and 8.25%
◾	Disposition of assets between $15 million and $75 million at a weighted average exit cash yield between 6.00% and 7.50%

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended June 30, 2023 on Friday, July 28, 2023, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast: https://edge.media-server.com/mmc/p/tsys29qf

Dial-In:   https://register.vevent.com/register/BI86da6ac5057b4126a261aa3a647686aa

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) June 30, 2023	December 31, 2022
ASSETS
Real Estate:
Land, at Cost	$249,607	$233,930
Building and Improvements, at Cost	600,249	530,029
Other Furnishings and Equipment, at Cost	847	748
Construction in Process, at Cost	3,557	6,052
Total Real Estate, at Cost	854,260	770,759
Less, Accumulated Depreciation	(48,198)	(36,038)
Real Estate—Net	806,062	734,721
Land and Development Costs	682	685
Intangible Lease Assets—Net	113,083	115,984
Assets Held for Sale	1,115	—
Investment in Alpine Income Property Trust, Inc.	37,906	42,041
Mitigation Credits	1,950	1,856
Mitigation Credit Rights	—	725
Commercial Loans and Investments	46,483	31,908
Cash and Cash Equivalents	7,312	19,333
Restricted Cash	2,755	1,861
Refundable Income Taxes	145	448
Deferred Income Taxes—Net	2,423	2,530
Other Assets	41,596	34,453
Total Assets	$1,061,512	$986,545
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$3,980	$2,544
Accrued and Other Liabilities	18,347	18,028
Deferred Revenue	6,890	5,735
Intangible Lease Liabilities—Net	11,960	9,885
Long-Term Debt	541,768	445,583
Total Liabilities	582,945	481,775
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 2,999,254 shares issued and outstanding at June 30, 2023 and 3,000,000 shares issued and outstanding at December 31, 2022	30	30
Common Stock – 500,000,000 shares authorized; $0.01 par value, 22,691,598 shares issued and outstanding at June 30, 2023; and 22,854,775 shares issued and outstanding at December 31, 2022	227	229
Additional Paid-In Capital	168,103	172,471
Retained Earnings	291,958	316,279
Accumulated Other Comprehensive Income	18,249	15,761
Total Stockholders’ Equity	478,567	504,770
Total Liabilities and Stockholders’ Equity	$1,061,512	$986,545

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Revenues
Income Properties	$22,758	$16,367	$45,190	$31,535
Management Fee Income	1,102	948	2,200	1,884
Interest Income From Commercial Loans and Investments	1,056	1,290	1,851	2,008
Real Estate Operations	1,131	858	1,523	1,246
Total Revenues	26,047	19,463	50,764	36,673
Direct Cost of Revenues
Income Properties	(6,670)	(4,812)	(13,823)	(8,828)
Real Estate Operations	(639)	(228)	(724)	(279)
Total Direct Cost of Revenues	(7,309)	(5,040)	(14,547)	(9,107)
General and Administrative Expenses	(3,327)	(2,676)	(7,054)	(5,719)
Provision for Impairment	—	—	(479)	—
Depreciation and Amortization	(10,829)	(6,727)	(21,145)	(13,096)
Total Operating Expenses	(21,465)	(14,443)	(43,225)	(27,922)
Gain (Loss) on Disposition of Assets	1,101	—	1,101	(245)
Other Gains and Income (Loss)	1,101	—	1,101	(245)
Total Operating Income	5,683	5,020	8,640	8,506
Investment and Other Income (Loss)	1,811	(1,311)	(2,480)	(3,205)
Interest Expense	(5,211)	(2,277)	(9,843)	(4,179)
Income (Loss) Before Income Tax Benefit (Expense)	2,283	1,432	(3,683)	1,122
Income Tax Benefit (Expense)	(483)	(214)	(510)	298
Net Income (Loss) Attributable to the Company	1,800	1,218	(4,193)	1,420
Distributions to Preferred Stockholders	(1,195)	(1,196)	(2,390)	(2,391)
Net Income (Loss) Attributable to Common Stockholders	$605	$22	$(6,583)	$(971)

Per Share Information:
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$0.03	$0.00	$(0.29)	$(0.05)

Weighted Average Number of Common Shares
Basic and Diluted	22,482,957	18,012,534	22,593,280	17,870,394

Dividends Declared and Paid – Preferred Stock	$0.40	$0.40	$0.80	$0.80
Dividends Declared and Paid – Common Stock	$0.38	$0.37	$0.76	$0.73

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Income (Loss) Attributable to the Company	$1,800	$1,218	$(4,193)	$1,420
Loss (Gain) on Disposition of Assets	(1,101)	—	(1,101)	245
Provision for Impairment	—	—	479	—
Depreciation and Amortization	10,829	6,727	21,145	13,096
Amortization of Intangibles to Lease Income	(627)	(497)	(1,306)	(978)
Straight-Line Rent Adjustment	(122)	507	129	1,045
COVID-19 Rent Repayments	(17)	(26)	(43)	(53)
Accretion of Tenant Contribution	38	38	76	76
Interest Expense	5,211	2,277	9,843	4,179
General and Administrative Expenses	3,327	2,676	7,054	5,719
Investment and Other Income (Loss)	(1,811)	1,311	2,480	3,205
Income Tax (Benefit) Expense	483	214	510	(298)
Real Estate Operations Revenues	(1,131)	(858)	(1,523)	(1,246)
Real Estate Operations Direct Cost of Revenues	639	228	724	279
Management Fee Income	(1,102)	(948)	(2,200)	(1,884)
Interest Income from Commercial Loans and Investments	(1,056)	(1,290)	(1,851)	(2,008)
Less: Impact of Properties Not Owned for the Full Reporting Period	(4,510)	(808)	(9,993)	(2,070)
Cash Rental Income Received from Properties Presented as Commercial Loans and Investments	—	364	—	—
Same-Property NOI	$10,850	$11,133	$20,230	$20,727

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Income (Loss) Attributable to the Company	$1,800	$1,218	$(4,193)	$1,420
Add Back: Effect of Dilutive Interest Related to 2025 Notes (1)	—	—	—	—
Net Income (Loss) Attributable to the Company, If-Converted	$1,800	$1,218	$(4,193)	$1,420
Depreciation and Amortization of Real Estate	10,816	6,707	21,118	13,076
Losses (Gains) on Disposition of Assets, Net of Tax	(824)	—	(824)	245
Gains on Disposition of Other Assets	(490)	(632)	(813)	(964)
Provision for Impairment	—	—	479	—
Unrealized Loss on Investment Securities	1,174	1,891	6,092	4,348
Extinguishment of Contingent Obligation	(2,300)	—	(2,300)	—
Funds from Operations	$10,176	$9,184	$19,559	$18,125
Distributions to Preferred Stockholders	(1,195)	(1,196)	(2,390)	(2,391)
Funds From Operations Attributable to Common Stockholders	$8,981	$7,988	$17,169	$15,734
Amortization of Intangibles to Lease Income	627	497	1,306	978
Less: Effect of Dilutive Interest Related to 2025 Notes (1)	—	—	—	—
Core Funds From Operations Attributable to Common Stockholders	$9,608	$8,485	$18,475	$16,712
Adjustments:
Straight-Line Rent Adjustment	122	(507)	(129)	(1,045)
COVID-19 Rent Repayments	17	26	43	53
Other Depreciation and Amortization	(57)	(31)	(116)	(170)
Amortization of Loan Costs and Discount on Convertible Debt	229	212	437	446
Non-Cash Compensation	862	705	1,934	1,611
Adjusted Funds From Operations Attributable to Common Stockholders	$10,781	$8,890	$20,644	$17,607

FFO Attributable to Common Stockholders per Common Share – Diluted	$0.40	$0.44	$0.76	$0.88
Core FFO Attributable to Common Stockholders per Common Share – Diluted	$0.43	$0.47	$0.82	$0.94
AFFO Attributable to Common Stockholders per Common Share – Diluted	$0.48	$0.49	$0.91	$0.99

(1)

Interest related to the 2025 Convertible Senior Notes excluded from net income (loss) attributable to the Company to derive FFO effective January 1, 2022 due to the implementation of ASU 2020-06 which requires presentation on an if-converted basis, as the impact to net income (loss) attributable to common stockholders would be anti-dilutive.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended June 30, 2023
Net Income Attributable to the Company	$1,800
Depreciation and Amortization of Real Estate	10,816
Gain on Disposition of Assets, Net of Tax	(824)
Gains on the Disposition of Other Assets	(490)
Unrealized Loss on Investment Securities	1,174
Extinguishment of Contingent Obligation	(2,300)
Distributions to Preferred Stockholders	(1,195)
Straight-Line Rent Adjustment	122
Amortization of Intangibles to Lease Income	627
Other Non-Cash Amortization	(57)
Amortization of Loan Costs and Discount on Convertible Debt	229
Non-Cash Compensation	862
Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt	4,982
EBITDA	$15,746

Annualized EBITDA	$62,984
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (1)	4,136
Pro Forma EBITDA	$67,120

Total Long-Term Debt	$541,768
Financing Costs, Net of Accumulated Amortization	1,431
Unamortized Convertible Debt Discount	285
Cash & Cash Equivalents	(7,312)
Restricted Cash	(2,755)
Net Debt	$533,417

Net Debt to Pro Forma EBITDA	7.9x

(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended June 30, 2023.